UNITED STATES

SECURITY AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): July 8, 2016

NUSTATE ENERGY HOLDINGS, INC.

(Exact name of Registrant as specified in its charter)

Florida	000-25753	87-04496677
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 East Olas Blvd Suite 1400

Ft. Lauderdale, Florida 33301

(Address of principal executive offices, including zip code)

(954) 712-7487

(Registrant’s telephone number, including area code)

Check the appropriate box below if the 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ]	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 8, 2016 Kathleen Roberton resigned her position as Chief Executive Officer and member of the Board of Directors of NuState Energy Holdings, Inc. There were no disagreements between the company and Ms. Roberton on any matter.

Mr. Kevin Yates, the current Chairman of the Board, will serve as our Chief Executive Officer. Mr. Yates will remain as Chairman of the Board. Biographical information regarding Mr. Yates is contained in prior filings with the Securities and Exchange Commission.

Item 5.03 Amendments to Articles of Incorporation or By-Laws; Change in Fiscal Year

On July 20, 2016, the Company adopted and on July 20, 2016 filed the Articles of Amendment to its Articles of Incorporation to increase the number of authorized shares of Common Stock from 13,333,333 shares to 250,000,000 shares. The foregoing description of the Common Stock Articles of Amendment is not complete and is qualified in its entirety by reference to the full terms and conditions of the document, which is filed as Exhibits 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUSTATE ENERGY HOLDINGS, INC.

Date: July 28, 2016	By:	/s/ Kevin Yates
Kevin Yates
Chief Executive Officer